Exhibit 99.1

ClearOne Reports First Quarter 2019 Financial Results

●	Q1 Video revenue up year-over-year by 13%

●	Overall revenue down year-over-year by 13% — continued to be impacted by infringement of ClearOne’s strategic patents

●	Under absorption of overhead costs continued to reduce gross margin

●	Non-GAAP Operating expenses declined by 23% year-over-year

SALT LAKE CITY, May 20, 2019 (GLOBE NEWSWIRE) -- ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months ended March 31, 2019.

“We started shipping in March, our patented Beamforming Microphone Array Ceiling Tile (BMA CT) to our partners. The market response to the launch of our new BMA CT solution has been overwhelmingly positive — and for good reason. All of the innovations developed for the BMA CT make the integrator’s job easier and more profitable. The BMA CT dramatically transforms how integrators can approach system design for ceiling tile installations. Its unique integrated features significantly reduce system design complexity, simplify installation, streamline configuration and programming, consume less rack space, and lower cost. Simply put, we believe the ClearOne architecture just can’t be beat,” said Zee Hakimoglu, CEO and Chair of ClearOne.

“We will continue to innovate and introduce new solutions that deliver powerful features with powerful benefits for the audio visual integrator and provide for a superior experience to the end user. The high-quality audio and the integration of a beamforming microphone array into a ceiling tile as found in our BMA CT are protected, in part, by several patents, including U.S. Patent 9,813,806, U.S. Patent 9,635,186, and U.S. Patent 9,264,553. Desperate to compete, some of our competitors have willfully infringed these strategic patents putting the sales channels at risk. We are forced to take legal action seeking injunctive relief and monetary damages, including treble damages. While we would prefer to compete in the marketplace, we should not have to compete against our own technology, and we will not allow others to unfairly exploit it.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Q1 2019 revenue was $6.3 million, compared to $7.3 million in Q1 2018 and $7.2 million in Q4 2018. The year-over-year decrease reflects an impact of the on-going harm of infringement of ClearOne’s patents. The patent infringement has also negatively impacted directly the revenue from ClearOne’s other products. We believe the sequential decline is due to the seasonality of first quarter being the slowest quarter of buying in the AV industry.

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GAAP gross profit in Q1 2019 was $2.7 million compared to $4.1 million in Q1 2018 and $3.0 million in Q4 2018. GAAP gross profit margin was 43% in Q1 2019, compared to 56% in Q1 2018 and 42% in Q4 2018. The gross profit margin from Q1 2018 decrease was primarily due to a decline in reduced overhead absorption into inventory. The proportion of overhead costs absorbed into inventory has declined due to a sharp decline in our inventory purchasing activity causing increased amounts of overhead costs to be expensed.

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Operating expenses in Q1 2019 were $5.1 million, compared to $6.5 million in Q1 2018 and $5.6 million in Q4 2018. The majority of the decrease in operating expenses over Q1 2018 is attributable to decreases in employee related costs, commissions payments, amortization of demonstration equipment costs and R&D project costs, partially offset by increases in amortization of intangible assets Non-GAAP operating expenses in Q1 2019 were $4.7 million, compared to $6.1 million in Q1 2018 and $5.1 million in Q4 2018. The sequential decrease in GAAP and non-GAAP operating expenses was mainly due to reduction in employee related costs and R&D project related expenses.

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GAAP net loss in Q4 2018 was $2.3 million, or $0.14 per share, compared to net loss of $1.8 million, or $0.22 per share, in Q1 2018 and net loss of $2.5 million, or $0.23 per share, in Q4 2018. Net loss in Q1 2019 was largely caused by operating losses on account of reduction in revenue and associated gross profit. Net loss in Q1 2019 was higher than net loss in Q1 2018 largely due to the accounting of a tax benefit of $0.6 million in Q1 2018, which was missing in Q1 2019. Net loss in Q4 2018 was largely caused by operating losses on account of reduction in revenue and associated gross profit. Non-GAAP net loss was $1.9 million, or $0.11 per share, in Q1 2019, compared to non-GAAP net loss of $1.5 million in Q1 2018 and non-GAAP net loss of $2.0 million, or $0.18 per share, in Q4 2018.

Financial Summary
($ in 000, except per share)	Three months ended March 31,
	2019	2018	Change
GAAP
Revenue	$6,305	$7,289	-13%
Gross Profit	2,704	4,099	-34%
Operating loss	(2,391)	(2,442)	2%
Net loss	(2,349)	(1,846)	-27%
Diluted loss per share	(0.14)	(0.22)	36%
Non-GAAP
Non-GAAP gross profit	$2,706	$4,104	-34%
Non-GAAP operating loss	(1,953)	(1,957)	0%
Non-GAAP net loss	(1,911)	(1,466)	-30%
Non-GAAP Adjusted EBITDA	(1,766)	(1,801)	2%
Non-GAAP loss per share (diluted)	(0.11)	(0.18)	39%

Balance Sheet Highlights

At March 31, 2019, cash, cash equivalents and investments were $13.4 million, as compared with $8.7 million at March 31, 2018 and $15.9 million at December 31, 2018.

The Company continued to have no debt.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward-Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:
Investor Relations
801-975-7200
investor_relations@clearone.com
http://investors.clearone.com

CLEARONE, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$4,326	$11,211
Marketable securities	2,888	951
Receivables, net of allowance for doubtful accounts of $649 and $631, respectively	6,435	6,782
Inventories, net	12,331	13,228
Prepaid expenses and other assets	1,882	2,193
Total current assets	27,862	34,365
Long-term marketable securities	6,235	3,764
Long-term inventories, net	8,481	8,953
Property and equipment, net	1,280	1,388
Operating lease - right of use assets, net	2,818	—
Intangibles, net	11,102	10,249
Other assets	158	196
Total assets	$57,936	$58,915
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,326	$3,729
Accrued liabilities	2,396	1,996
Deferred product revenue	259	283
Total current liabilities	4,981	6,008
Deferred rent	—	135
Operating lease liability	2,406	—
Other long-term liabilities	570	571
Total liabilities	7,957	6,714

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 16,630,597 and 16,630,597 shares issued and outstanding	17	17
Additional paid-in capital	57,923	57,840
Accumulated other comprehensive loss	(137)	(181)
Accumulated deficit	(7,824)	(5,475)
Total shareholders' equity	49,979	52,201
Total liabilities and shareholders' equity	$57,936	$58,915

CLEARONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2019	2018
Revenue	$6,305	$7,289
Cost of goods sold	3,601	3,190
Gross profit	2,704	4,099

Operating expenses:
Sales and marketing	1,953	2,868
Research and product development	1,587	2,056
General and administrative	1,555	1,617
Total operating expenses	5,095	6,541

Operating loss	(2,391)	(2,442)

Other income, net	42	24

Loss before income taxes	(2,349)	(2,418)

Provision for (benefit from) income taxes	—	(572)

Net loss	$(2,349)	$(1,846)

Basic weighted average shares outstanding	16,630,597	8,307,125
Diluted weighted average shares outstanding	16,630,597	8,307,125

Basic loss per share	$(0.14)	$(0.22)
Diluted loss per share	$(0.14)	$(0.22)

Comprehensive income:
Net loss	(2,349)	(1,846)
Unrealized gain (loss) on available-for-sale securities, net of tax	70	(70)
Change in foreign currency translation adjustment	(27)	22
Comprehensive loss	(2,306)	(1,894)

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2019	2018
GAAP gross profit	$2,704	$4,099
Stock-based compensation	2	5
Non-GAAP gross profit	$2,706	$4,104

GAAP operating loss	$(2,391)	$(2,442)
Stock-based compensation	74	137
Amortization of intangibles	364	248
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	100
Non-GAAP operating loss	$(1,953)	$(1,957)

GAAP net loss	$(2,349)	$(1,846)
Stock-based compensation	74	137
Amortization of intangibles	364	248
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	100
Tax effect of non-GAAP adjustments	—	(105)
Non-GAAP net loss	$(1,911)	$(1,466)

GAAP net loss	$(2,349)	$(1,846)
Number of shares used in computing GAAP loss per share (diluted)	16,630,597	8,307,125
GAAP loss per share (diluted)	$(0.14)	$(0.22)
Non-GAAP net loss	$(1,911)	$(1,466)
Number of shares used in computing Non-GAAP loss per share (diluted)	16,630,597	8,307,125
Non-GAAP loss per share (diluted)	$(0.11)	$(0.18)

GAAP net loss	$(2,349)	$(1,846)
Stock-based compensation	74	137
Depreciation	145	132
Amortization of intangibles	364	248
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	100
Provision for (benefit from) income taxes	—	(572)
Non-GAAP Adjusted EBITDA	$(1,766)	$(1,801)